Exhibit 99.1

NEWS RELEASE - for immediate release

Alexza Pharmaceuticals to be Acquired by Ferrer

Mountain View, California and Barcelona, Spain, May 10, 2016 / PRNewswire / — Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA, “Alexza”) and Grupo Ferrer Internacional, S.A. (“Ferrer”) today announced that they have entered into a definitive agreement under which Ferrer Pharma Inc. (“Ferrer Pharma”), a wholly-owned subsidiary of Ferrer, will acquire Alexza for $0.90 per share in cash. In addition to the upfront cash payment, Alexza stockholders will be granted contingent value rights to receive cash payments in four payment categories if specified milestones are achieved following the closing. The transaction is expected to close in the second quarter of 2016 and is subject to customary closing conditions.

The $0.90 per share cash consideration represents a 210% premium to Alexza’s closing share price on February 26, 2016, the last trading day prior to announcement that Alexza and Ferrer had entered into a non-binding letter of intent with respect to Ferrer’s proposed acquisition of Alexza, a 177% premium to the volume-weighted average trading price over the thirty trading days ending on February 26, 2016, and a 67% premium to the closing price on May 9, 2016.

“We see Ferrer as the ideal company to acquire Alexza as we continue to strive toward global commercial success with ADASUVE and to re-energize our Staccato-based product pipeline,” said Thomas B. King, President and CEO of Alexza. “Over the past four years, we have come to appreciate their professionalism, passion, dedication and commitment to Alexza’s technologies, products and people. With this combination, we feel that Alexza’s products will be well positioned for long-term success in serving important patient needs.”

“We are pleased that Alexza, the company that created and developed ADASUVE and the Staccato technology, will be part of Ferrer and we look forward to working with our new Alexza colleagues to continue creating significant value for patients worldwide. We firmly believe that the Staccato technology will change the lives of patients with severe mental and neurological disorders. At the same time it will help healthcare professionals to improve their management in the increasingly digitalized and personalized healthcare context,” said Jordi Ramentol, CEO of Ferrer.

Under the terms of the agreement, Ferrer Pharma will commence a tender offer to acquire all outstanding shares of Alexza’s common stock for $0.90 per share in cash plus one contingent value right entitling the stockholder to receive a pro-rata share of up to four payment categories in an aggregate (i.e., to all contingent value right holders assuming all four payments are made) maximum amount of $35 million (subject to certain deductions) if certain licensing payments and revenue milestones are achieved.

Upon successful completion of the tender offer, Ferrer Pharma will acquire all remaining shares not tendered in the tender offer through a second-step merger at the same price and with the obligation to make the same contingent cash consideration payments as are made to stockholders tendering their shares in the tender offer. The tender offer and withdrawal rights are expected to expire at 12:00 midnight, New York City time on the 20th business day after the launch of the tender offer, unless extended in accordance with the merger agreement and the applicable rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

The consummation of the tender offer is subject to various conditions, including a minimum tender of a number of Alexza shares that, when added to the shares held by Ferrer, represents a majority of outstanding shares (including shares issued upon the exercise of options). The Board of Directors of Alexza unanimously approved the transaction.

Guggenheim Securities, LLC acted as the financial advisor to Alexza, and Cooley LLP acted as legal advisor to Alexza. Skadden, Arps, Slate, Meagher & Flom LLP and J&A Garrigues, S.L.P. acted as legal advisors to Ferrer.

About Alexza Pharmaceuticals, Inc.

Alexza Pharmaceuticals is focused on the research, development, and commercialization of novel, proprietary products for the acute treatment of central nervous system conditions.

Alexza’s products and development pipeline are based on the Staccato system, a hand-held inhaler designed to deliver a pure drug aerosol to the deep lung, providing rapid systemic delivery and therapeutic onset, in a simple, non-invasive manner. Active pipeline product candidates include AZ-002 (Staccato alprazolam) for the management of epilepsy in patients with acute repetitive seizures and AZ-007 (Staccato zaleplon) for the treatment of patients with middle of the night insomnia.

ADASUVE® is Alexza’s first commercial product. ADASUVE is approved for marketing in 42 countries and has been submitted for approval in seven additional countries. ADASUVE has been launched and is currently available in 21 countries. Ferrer is Alexza’s commercial partner for ADASUVE in Europe, Latin America, the Commonwealth of Independent States countries, the Middle East and North Africa countries, Korea, the Philippines and Thailand.

ADASUVE® and Staccato® are registered trademarks of Alexza Pharmaceuticals, Inc. For more information about Alexza, the Staccato system technology or Alexza’s development programs, please visit www.alexza.com.

About Ferrer

Founded in 1959, Ferrer is a privately-held European R&D-based pharmaceutical company headquartered in Barcelona. It is active in the pharmaceutical, health, fine chemicals and food sectors in Europe, Latin America, Africa, the Middle East, Asia and the United States. In total, Ferrer’s human healthcare products are commercialized in more than 95 countries, through 24 international affiliates (including joint ventures) and 70 partners and distributors.

Ferrer carries out activities throughout the full pharmaceutical value chain, from R&D to international marketing, including fine chemical development and the manufacturing of both raw materials and finished pharmaceuticals. Its research centers in Spain and Germany, and manufacturing sites in Europe and Latin America cover the pharmaceutical, diagnostics, vaccine, fine chemical, food and feed sectors. For more information, visit www.ferrer.com.

Forward-Looking Statements

Some statements in this release may be “forward-looking statements” for the purposes of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such statements are subject to certain risks and uncertainties, including the ability of the parties to complete the proposed acquisition of Alexza by Ferrer, the likelihood that the minimum number of Alexza shares are tendered in the offer related thereto, all closing conditions are satisfied and Alexza’s ability to secure additional funding to continue its operations through the proposed closing. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Alexza’s Annual Report on Form 10-K for the year ended December 31, 2015 as updated from time to time in Alexza’s filings with the SEC. None of Alexza, Ferrer and Ferrer Pharma is responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS

A tender offer for the outstanding shares of Alexza has not yet commenced. This communication is not an offer to buy or the solicitation of an offer to sell any securities. A solicitation and an offer to buy shares of Alexza will be made only pursuant to an offer to purchase and related materials that Ferrer intends to file with the SEC. When the tender offer is commenced, Ferrer Pharma will file a Tender Offer Statement on Schedule TO with the SEC, and thereafter Alexza will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Investors and stockholders are urged to read the Tender Offer Statement (including the offer to purchase, the related letter of transmittal and other offer documents) and the Solicitation / Recommendation Statement on Schedule 14D-9 when they become available, as well as other documents filed with the SEC, because they will contain important information. The Tender Offer Statement and Solicitation/Recommendation Statement on Schedule 14D-9 (when available) will be sent free of charge to Alexza stockholders, and these and other materials filed with the SEC may also be obtained from Alexza upon written request to the Investor Relations Department, 2091 Stierlin Court, Mountain View, CA 94043, telephone number +1-650-944-7900 or from Alexza’s website, www.alexza.com. In addition, all of these materials (and all other documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov, or by directing requests for such materials to the information agent for the offer, which will be named in the tender offer statement.

CONTACTS:	For Alexza:
Thomas B. King
President and CEO
+1 650 944 7900 (investors / media)
investor.info@alexza.com

For Ferrer:
Antoni Villaró
Vice President Corporate Strategy
info@ferrer.com